SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2001

FUELCELL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813

(Address of principal executive offices)	(Zip Code)

(203) 825-6000

(Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

          FuelCell Energy, Inc. (NasdaqNM: FCEL), and Chevron Energy Solutions L.P., a subsidiary of ChevronTexaco, Inc. (NYSE:CVX), have signed a market development agreement to jointly pursue fuel cell projects. Under the agreement, FuelCell Energy, Inc. and Chevron Energy Solutions will jointly market and sell DirectFuel Cell® power plants (DFC300, DFC1500 and DFC3000 with introductory ratings of 250 kilowatts, 1 megawatt and 2 megawatts, respectively) and will jointly perform project, customer and site development, system integration, permitting and project financing. Initial projects will be targeted for development in the Northeastern United States and California.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: December 21, 2001	By: /s/ Joseph G. Mahler
Joseph G. Mahler
Chief Financial Officer